Exhibit 24(g)

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Cytec Industries Inc., a Delaware corporation ("Cytec"), does hereby make, constitute and appoint D. Lilley, J. P. Cronin and R. Smith, the address of each of which is in care of Cytec, 5 Garret Mountain Plaza, West Paterson, New Jersey 07424, and each of them, the true and lawful attorney for the undersigned, with full power of substitution and revocation to each for the undersigned, and in the name, place and stead of the undersigned, to sign and to file or cause to be filed, an annual report on Form 10-K with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Form 10-K, hereby giving to each of such attorneys full power to do everything whatsoever required or necessary to be accomplished in and about the premises as fully as the undersigned could do if personally present, hereby ratifying and confirming all that such attorney or substitutes or any of them shall lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned has set his hand as of this 26th day of February, 2007.

                                                     /s/ Jerry R. Satrum
                                                     -------------------
                                                     Jerry R. Satrum